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                                                                    EXHIBIT 10.2

                         AMERITRADE HOLDING CORPORATION
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (the "Agreement") between AMERITRADE HOLDING CORPORATION, a Delaware corporation (the "Company") and Michael Feigeles (the "Executive"), is made effective February 28, 2003 (the "Effective Date").

                                    Recitals

         The Executive desires to be employed as a member of the Executive Management Team of the Company and Company desires to employ the Executive.

         The Company and the Executive desire to set forth in this Agreement, the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning employment with the Company and with any subsidiary of the Company.

         Accordingly, the Company and the Executive agree as follows:

         1. EMPLOYMENT. The Company will employ the Executive as an Executive Vice President and a member of the Executive Management Team or a comparable position as described in Section 6(e)(ii) below, upon the terms and conditions set forth in this Agreement. The Executive's primary office shall be located in Jersey City, New Jersey. The Executive will perform such duties and responsibilities for the Company which are commensurate with his position subject to the reasonable direction of the Chief Executive Officer (the "CEO") or the Chairman of the Board of Directors (the "Chairman").

         2. TERM. Subject to the provisions set forth in Section 6 below, the term of this Agreement (the "Term of Agreement") will be the period beginning on the Effective Date and ending on the second anniversary of the Effective Date, unless earlier terminated in accordance with Section 6 below. Notwithstanding the foregoing, upon a "Change of Control" (as defined in Section 7 below), the Term of Agreement will not change, unless earlier terminated in accordance with
Section 6 below.

         3. COMPENSATION. During the Term, the Executive will be compensated for his services to the Company in accordance with the following:

(a) Base Salary. The Company will pay to the Executive an annual base salary of $350,000, payable in accordance with the Company's policies. The Executive's annual base salary will be reviewed by the Company for possible increase (but not decrease) at least once in each calendar year through the Term of this Agreement.

(b) Annual Incentive. The Executive will be entitled to participate in the Company's Management Incentive Plan (or any successor short-term incentive plan or program) (the "MIP Plan") for the Company's fiscal year 2003 (on a prorated basis from Effective Date through fiscal year end) and subsequent fiscal years during the Term in accordance with the terms and conditions of the MIP Plan (the "Bonus"). The annual


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         Bonus received by the Executive for fiscal year 2003 is guaranteed to be no less than $350,000 pro-rated for period of service during the fiscal year, and the annual Bonus received by the Executive for the remainder of Term of Agreement following fiscal year 2003 is guaranteed to equal or exceed the amount of the Executive's annual base salary as of the end of the fiscal year for which such Bonus is paid. To ensure that Executive will receive his Bonus guarantee over the Term, Company shall pay Executive 5/12ths of Executive's annual base salary on or about March 1, 2005. The Bonus to be paid Executive for fiscal year 2005 will therefore be reduced, but not below zero, by the payment made on or about March 1, 2005. The Executive will also be eligible to participate in any upside potential on his annual incentive, based upon outstanding performance, as determined by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") in its discretion and based upon performance criteria determined for each fiscal year by the Compensation Committee in its sole discretion. Bonus payments under this section shall be made on the same date as the other executives in the MIP Plan.

                  (c) Long-Term Incentive Plan and Options. Beginning on the Effective Date, the Executive will be entitled to participate in the Company's 1996 Long-Term Incentive Plan (or any successor long-term incentive plan or program) (the "LTIP"). Any awards made under the LTIP will be made at the sole discretion of the administrator of the LTIP, or the administrator's designee, and will be subject to the terms and conditions of the LTIP and the applicable award agreement. In addition, the Executive shall be granted 500,000 options on his first day of employment with a strike price equal to the closing price of the Company's publicly traded stock on that date (the "Kick start Options"). The Kick-start Options shall vest at a rate of 250,000 on each anniversary of the grant date, until fully vested. Such Kick-start Options shall be governed by the terms of the separate Non-Qualified Stock Option Agreement.

                  (d) Deferred Compensation Program. Beginning on the Effective Date, the Executive will be entitled to participate in the Company's Executive Deferred Compensation Program (or any successor deferred compensation program) (the "Deferred Compensation Program") in accordance with the terms and conditions of the Deferred Compensation Program. One purpose of the Deferred Compensation Program is to provide a vehicle for the Executive to meet his Equity Ownership Guideline Requirements ("EOG") as determined by the Compensation Committee. The Executive's EOG shall not exceed $350,000, to be fulfilled by the Executive over 4 years at the rate of 25% each year, in accordance with the provisions of the EOG. Further, Executive shall have 15 months from Effective Date to meet the first 25% requirement under the EOG.

                  (e) Benefits and Perquisites. The Executive will also receive all other benefits and perquisites (the "Benefits") which are made available generally to other senior executives of the Company. All such Benefits will be provided in such amounts as may be determined from time to time by the Company in its discretion and pursuant to the terms of the plan documents governing such Benefits.



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         4. NON-COMPETITION, NON-SOLICITATION AND NON-HIRE PROVISIONS. The
Executive agrees that:

                  (a) During the Term and for a period of 12 months thereafter (collectively, the "Restricted Period"), the Executive will not (without the written consent of the Chief Executive Officer or the Chairman of the Board) engage or participate in any business within the United States (as an owner, partner, stockholder, holder of any other equity interest, or financially as an investor or lender, or in any capacity calling for the rendition of personal services or acts of management, operation or control) which is engaged in any business competitive with the Company ("Competitive Business") conducted by the Company during the 12 month period prior to the Date of Termination (as defined in Section 6) or, if the Executive has been employed for less than a 12 month period, the period in which the Executive was employed by the Company. For purposes of this Agreement, the term "Competitive Business" is defined as (i) an online brokerage business, or (ii) a business function, product or service for which the Executive was responsible or developed during his employment with the Company during the Term. Notwithstanding the foregoing, the Executive may own securities of a Competitive Business so long as the securities of such corporation or other entity are listed on a national securities exchange or on the Nasdaq National Market and the securities owned directly or indirectly by the Executive do not represent more than one percent of the outstanding securities of such corporation or other entity;

                  (b) During the Restricted Period neither the Executive, nor any business in which the Executive may exercise control, will directly or indirectly (i) induce any customer or vendor of the Company or of corporations or businesses which directly or indirectly are controlled by the Company (collectively, the "Affiliates") to patronize any Competitive Business, (ii) canvass, solicit or accept any business from any customer of the Company or any of its Affiliates which business is of a type that is similar to the business received by the Company or Affiliate from the customer, (iii) request or advise any customer or vendor of the Company or any of its Affiliates to withdraw, curtail or cancel such customer's or vendor's business with the Company or any of its Affiliates; or (iv) compete with the Company or any of its Affiliates in merging with or acquiring any other company or business (whether by a purchase of stock or other equity interests, or a purchase of assets or otherwise) which is a Competitive Business;

                  (c) During the Restricted Period, neither the Executive nor any business in which the Executive may engage or participate in will
         (i) hire, solicit or attempt to hire any employee or contractor of the Company or any of its Affiliates or (ii) encourage any employee or contractor of the Company or any of its Affiliates to terminate employment or contractual arrangements. For purposes of this Agreement, "employee" includes current employees as well as anyone employed by the Company or any of its Affiliates within the prior six months from the Executive's Date of Termination (as defined in Section 6), provided, however, that this provision shall not preclude any business in which the Executive may engage or participate in from hiring any such employee who responds to a public announcement or advertisement placed by the business as long as Executive does not exercise any control over the business; and



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                  (d) In the event that any of the provisions of this Section 4 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions will and are hereby reformed to the maximum time, geographic or occupational limitations permitted by applicable law.


5. CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY.

                  (a) Except as may be required by law, or except to the extent required to perform the Executive's duties and responsibilities hereunder, the Executive will keep secret and confidential indefinitely all non-public confidential information (including, without limitation, information regarding cost of new accounts, activity rates of different market niche customers, advertising results, technology (hardware and software), architecture, discoveries, processes, algorithms, maskworks, strategies, intellectual properties, customer lists and other customer information) concerning any of the Company and its Affiliates which was acquired by or disclosed to the Executive during the course of the Executive's employment with the Company ("Confidential Information") and not use in any manner or disclose the same, either directly or indirectly, to any other person, firm or business entity.

                  (b) At the end of the Term or at the Company's earlier request, the Executive will promptly return to the Company any and all records, documents, physical property, information, computer disks, drives or other materials relative to the business of any of the Company and its Affiliates obtained by the Executive during course of employment with the Company and not keep any copies thereof.

                  (c) The Executive acknowledges and agrees that all right, title and interest in inventions, discoveries, improvements, trade secrets, developments, processes and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, during the course of employment which are developed or perfected after the Executive's termination of employment, are owned by the Company ("Company IP"). The Executive assigns any and all right, title and interest he may have to Company IP to the Company and will promptly assist the Company or its designee, at the Company's expense, to obtain patents, trademarks, copyrights and service marks concerning Company IP made by the Executive and the Executive will promptly execute all reasonable documents prepared by the Company or its designee and take all other reasonable actions which are necessary or appropriate to secure to the Company and its Affiliates the benefits of Company IP. Such patents, trademarks, copyrights and service marks will at all times be the property of the Company and its Affiliates. The Executive promptly will keep the Company informed of, and promptly will execute such assignments prepared by the Company or its designee as may be necessary to transfer to the Company or its Affiliates the benefits of, any Company IP.

                  (d) To the extent that any court or agency seeks to require the Executive to disclose Confidential Information, the Executive promptly will inform the Company and take reasonable steps to endeavor to prevent the disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent the Executive obtains



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         information on behalf of the Company or any of its Affiliates that may be subject to attorney-client privilege as to the Company's attorneys, the Executive will promptly inform the Company and take reasonable steps to endeavor to maintain the confidentiality of such information and to preserve such privilege.

                  (e) Confidential Information does not include information already in the public domain or information which has been released to the public by the Company. Nothing in this Section 5 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, knowledge which was acquired by him during the course of his employment with the Company and which is generally known to persons of his experience in other companies in the same industry. Subject to Section 5(d), Executive will be permitted to disclose Confidential Information if required by a subpoena or court or administrative order.

6.       TERMINATION.

                  (a) Date of Termination. For purposes of this Agreement, "Date of Termination" is defined as (i) if the Executive's employment is terminated by reason of death or disability, the date of such death or disability; (ii) if the Executive's employment is terminated by the Executive for reasons other than Good Reason (as defined below), the date specified in the notice of termination, (iii) if the Executive's employment is terminated by the Executive for Good Reason (as defined below), the date of the Company's receipt of the notice of termination and (iv) if the Executive's employment is terminated by the Company, the date of the Executive's receipt of the notice of termination or any later date specified therein.

                  (b) Payments upon Termination. The Company will pay to the Executive in a lump sum in cash within 30 days following the Date of Termination (i) the unpaid portion of the Executive's then current annual base salary through the Date of Termination, (ii) all accrued but unused vacation and personal days through the Date of Termination in accordance with company policy, and (iii) the Bonus under the MIP Plan, for the fiscal year in which the Date of Termination occurs, the payments in (iii) being prorated for the portion of the Company's fiscal year completed on the Date of Termination; provided, however, that if the Executive's employment is terminated by the Company for reason of Cause (as defined below), the Executive will not be entitled to the payments in (iii) above. All other Benefits will be paid and continued only to the extent the terms thereof provide for the payment or continuation following the Date of Termination. The vesting and exercisability of the Executive's outstanding stock awards will be treated in accordance with the terms of their respective grants or awards. Nothing in this paragraph, however, releases or diminishes any vested monies or other vested benefits to which the Executive is entitled, under or pursuant to any qualified savings or retirement plan of the Company.

                  (c) Death or Disability. If the Executive becomes physically or mentally disabled and unable to perform the essential functions of his employment (in the reasonable opinion of the Board of Directors of the Company), even with reasonable accommodation, for more than six (6) consecutive months, or if the Executive should die



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         while an employee of the Company, the Executive's employment with the
         Company will immediately terminate.

                  (d) Voluntary Resignation. The Executive may terminate employment with the Company for reasons other than those described in
         Section 6(e) by delivering written notice to the Company at least 30 days prior to such termination of employment.

                  (e) Termination by the Company for Reasons Other than Cause or Voluntary Resignation by the Executive for Good Reason. In the event the Company elects to terminate the Executive's employment for any reason other than disability or those specified in Section 6(g), it will provide written notice of such termination to the Executive, which notice will include the date on which the Executive's employment will terminate. The Executive may also terminate employment with the Company for Good Reason by delivering written notice to the Company within 90 days of the occurrence of an event qualifying as Good Reason, but in any event prior to the end of the Term. "Good Reason" is defined as one of the following events that occurs without the prior written consent of the Executive:

                  (i) a material violation by the Company of the terms of this Agreement which continues for 30 days following receipt of notice from the Executive specifying such violation;

                  (ii) a material reduction in the Executive's duties or responsibilities, excluding for this purpose (1) an isolated, unsubstantial or inadvertent action not taken in bad faith and promptly remedied by the Company after receipt of notice given by the Executive; (2) any reorganization of the Executive Management Team by the Company's CEO which results in a change in the Executive's position with no decrease in base salary and guaranteed bonus during the Term for the Executive, and no change in participation as a member of the Executive Management Team;

                  (iii) a reduction in the Executive's then current annual base salary, or Bonus during the Term of Agreement;

                  (iv) any relocation of Executive's base office in Jersey City, New Jersey to an office that is more than 50 miles from the Executive's place of residence as of the Effective Date;

                  (v) failure of any successor to the company (whether direct or indirect and whether by merger, acquisition, consolidation, or otherwise) to assume in a writing delivered to Executive upon the assignee becoming such, the obligations of the Company hereunder;


         Subject to the Executive's compliance with the non-competition, non-solicitation, non-hire and confidentiality and intellectual property provisions of this Agreement and the execution and delivery by the Executive to the Company of the release described in



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         Section 13 hereof, the Company will provide the Executive with severance compensation and benefits (in addition to the payments described in Section 6(b)) as follows:


                  (vi) the Executive will continue to receive his then current annual base salary (or, if greater, the annual base salary in effect 90 days prior to the Date of Termination, but in no event less than $350,000), payable in a lump sum within 30 days following such termination of employment in lieu of payment on the Company's regularly scheduled paydays, for a period equal to the greater of (A) 12 months or
                           (B) the period from the Date of Termination through the end of the Term (such period of payment to be referred to as the "Severance Period");

                  (vii) the Executive will receive an amount equal to the bonus he is entitled to receive under the MIP Plan, as provided for in 3(b), for the Severance Period, payable in a lump sum within 30 days following such termination of employment in lieu of payment at such time as bonuses are generally payable for other participants under the MIP Plan;

                  (viii) during the Severance Period, if the Executive or any of his dependents is eligible for and elects COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code")) under any Company group medical or dental plan, the Executive will not be charged any premiums for such coverage, all such premiums to be paid by the Company. At the conclusion of the Severance Period, the Executive may be eligible to continue COBRA coverage as provided by law, but he will then be responsible for the full COBRA premium.

         The foregoing will be in lieu of all salary, bonuses or incentive or performance based compensation for the period following the date of termination, and any severance benefits to which the Executive may otherwise be entitled. If the Executive dies during the Severance Period, any remaining severance payments will be made to the Executive's surviving spouse or, if none, to his estate.

                  (f) Additional Restricted Period.

         At the end of the Term of Agreement, the Executive will only be required to comply with the Non-competition, Non-Solicitation and Non-Hire provisions set forth in Section 4 above for the period indicated by the Company commencing on the day after the end of the Term of Agreement and ending on the date specified by the Company, which shall not be later than the first anniversary of expiration of the Term of Agreement, which date the Executive hereby agrees to in consideration of the Non-Competition Payments provided below ("Additional Restricted Period"). The Company will provide the Executive with payments (the "Non-Competition Payments") for the duration of the



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         Additional Restricted Period equal to his then current base salary (or, if greater, the annual base salary in effect 90 days prior to the Date of Termination, but in no event less than $350,000), payable pro-rata over the course of the Additional Restricted Period on regularly scheduled paydays. The Non-Competition Payments shall be reduced by any payments due to the Executive under any other severance provision described in Section 6 hereof and Executive agrees to execute and deliver the release described in Section 13 below.

                  (g) Termination by the Company for Cause. The Company will have a right, upon delivery of notice for Termination for Cause, to terminate the Executive's employment under this Agreement prior to the expiration of the Term of Agreement for reason of Cause. "Cause" means:

                  (i) the willful failure by the Executive to substantially perform his duties under this Agreement, other than due to illness, injury or disability, which failure continues for ten days following receipt of notice specifying such failure;

                  (ii) the willful engaging by the Executive in conduct which, in the reasonable judgement of the Board, is materially injurious to the Company, monetarily or otherwise, which conduct continues for ten days following receipt of notice specifying such conduct;

                  (iii) misconduct involving serious moral turpitude to the extent that in the reasonable judgment of the Board, the Executive's credibility or reputation no longer conforms to the standard of the Company's executives; or

                  (iv) the material violation of the provisions of Section 4 or Section 5 of this Agreement.

                  Notice of Termination for Cause. A Notice of Termination for Cause shall mean a written notice that shall indicate the specific termination provision above relied upon and shall set forth in reasonable detail the facts and circumstances, which provide for a basis for Termination for Cause. Notwithstanding anything to the contrary contained in this Agreement, in the event that a period of notice of termination is required to be given by either party, the Company may, in its sole discretion and subject to Executive's right to cure provided in subsection (i) above, choose to have the notice effective immediately, provided the Company will be obligated to provide the Executive with the compensation and benefits to which he is entitled, as an employee, for the entire notice period.

         7. CHANGE OF CONTROL.

                  (a) For the purpose of this Agreement, a "Change of Control" means the occurrence of an event described in subparagraph (i), (ii) or
         (iii) below:



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                  (i)      the completion of a plan of complete liquidation of
                           the Company which has been approved by the Company's shareholders and/or Board, as applicable;

                  (ii) the sale or disposition by the Company of all or substantially all of the assets of the Company (or any transaction having a similar effect); or


                  (iii) the consummation of a merger, acquisition, or consolidation of the Company with any other corporation or entity other than (1) a merger, acquisition or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, acquisition or consolidation or (2) a merger, acquisition or consolidation effected to implement a recapitalization of the Company (or similar transaction).


                  (b) Subject to the Executive's compliance with Sections 4 and 5 and subject to the Executive's execution of the General Release and Cooperation Agreement described in Section 13, if at any time following a Change of Control, the Executive's employment is terminated by the Company without Cause or is terminated by the Executive for Good Reason, the amount due to the Executive in Sections 6(e)(vii) and 6(e)(viii) will be paid in a lump sum within 30 days following such termination of employment in lieu of payment at such times described in Sections 6(e)(vii) and 6(e)(viii). In addition, upon a Change of Control, whether or not a termination occurs, all options then held by the Executive shall be immediately vested. Such options shall be exercisable in accordance with the terms of the Executive's Non-Qualified Stock Option Agreement.

         8. EXCISE TAXES. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit to which the Executive is entitled to from the Company (the "Payments," which include the vesting of stock awards or other benefits or property) is more likely than not to be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (or any successor provision to that section), the Payments shall be reduced to the extent required to avoid application of such tax. The Executive will be entitled to select the order in which Payments are to be reduced in accordance with the preceding sentence. Determination of whether Payments would result in the application of the tax imposed under Section 4999, and the amount of reduction that is necessary so that no such tax is applied, shall be made at the Company's expense, by the independent accounting firm employed by the Company immediately prior to the occurrence of any Change of Control of the Company which will result in the imposition of such tax.



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         9. EFFECT OF BREACH OF NON-COMPETITION, NON-SOLICITATION, NON-HIRE OR
CONFIDENTIALITY AND INTELLECTUAL PROPERTY PROVISIONS. The Executive acknowledges that the Company would be irreparably injured by a material violation of Sections 4 or 5 of this Agreement and agrees that the Company, in addition to other remedies available to it for such material breach or threatened breach will be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any such actual or threatened breach of Sections 4 or 5 of this Agreement. Furthermore, and subject to the provisions set forth in the last sentence, in the event the Executive materially breaches the provisions of Sections 4 or 5 of this Agreement as determined by the CEO and Chairman of the Company, then, in addition to any other remedies provided herein at law or in equity, the Company shall a) not have any obligation to make any further payments to the Executive on or after the date of any such breach or failure; and b) Company has the right to require the Executive to return any compensation, including, but not limited to, cash severance, bonus payments, stock option proceeds, or benefits payments, which the Executive received as a result of the termination. Notwithstanding the rights of the Company set forth in the preceding sentence, Company agrees that it will refrain from unilaterally taking the actions permitted in (a) and (b) above only with regard to the Company's allegations that the Executive breached Sections 4(b)(i), (ii), (iii) and 4(c)(ii) of the Agreement if (i) the Executive disputes the allegations in writing within 10 business days of notification by the Company and (ii) the parties submit the dispute to arbitration as provided in Section 15(h) below and (iii) Executive places all remuneration he received and continues to receive from the Company as provided in Subsections (a) and (b) above into an escrow account to be released to the prevailing party as determined in the arbitration.

         10. DEFENSE OF CLAIMS. The Executive agrees that, on and after the Effective Date, he will reasonably cooperate with the Company and its Affiliates (at Company's expense) in the defense of any claims that may be made against the Company or its Affiliates to the extent that such claims may relate to services performed by him for the Company.

         11. SUCCESSORS AND ASSIGNS. This Agreement is personal to the Executive and without the prior written consent of the Company the Executive's obligations under this Agreement will not be assignable by the Executive. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns.

         12. INDEMNIFICATION. The Executive will be eligible for indemnification as provided in the Company's Articles of Incorporation or Bylaws or pursuant to other agreements in effect as of the effective date of this Agreement. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of the Executive, during the Term and for a period of six years thereafter, on terms customary for companies that are similar to the Company. The Company shall pay all costs, including all reasonable legal fees, arising from any litigation in which Executive is named a party due to his employment by the Company, subject to the Company's Articles of Incorporation or Bylaws or its directors' and officers' liability insurance.

         13. GENERAL RELEASE AND COOPERATION AGREEMENT. Notwithstanding anything in Section 6 or Section 7 to the contrary and in consideration therefor, severance benefits thereunder will only become payable by the Company if the Executive executes and delivers to



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the Company a General Release and Cooperating Agreement on or after the date of written notice of termination of Executive's employment and the release to be in substantially the form attached as an example in Exhibit A hereof. The terms of the General Release and Cooperating Agreement will reflect the post employment rights and obligations provided under the terms of the Executive Employment Agreement.

         14. NOTICE. Any notice required or permitted to be given under this Agreement will be in writing, signed by the party or parties giving or making the same and will be served on the person or persons for whom it was intended or who should be advised or notified, by Federal Express or other similar overnight service. If the notice is sent to the Executive, the notice should be sent to the address listed on the signature page of this Agreement or to such other address furnished by the Executive in writing in accordance with this Agreement. If notice is sent to the Company, the notice should be sent to:

                         Ameritrade Holding Corporation
                         4211 South 102nd Street
                         P.O. Box 3288
                         Omaha, Nebraska  68103-0288
                         Attention: Chief Administrative Officer, with a copy to General Counsel or to such other address as furnished by the Company in writing in accordance with this Agreement. Notice and communications will be effective when actually received by the addressee.

         15. MISCELLANEOUS.

                  (a) This Agreement is subject to and governed by the laws of the State of Nebraska, United States of America, without reference to principles of conflict of laws.

                  (b) The failure to insist upon strict compliance with any provision of this Agreement will not be deemed to be a waiver of such provision or any other provision or right of this Agreement.

                  (c) This Agreement may not be modified except by an agreement in writing executed by the parties to this Agreement.

                  (d) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

                  (e) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (f) This Agreement terminates and supersedes any and all prior employment agreements or understandings, written or oral, with the Executive and the Company or any of its subsidiaries or Affiliates. The obligations of the Executive under Sections 4 and 5 shall survive termination of this Agreement.



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

                  (g) In the event of any dispute or controversy between the parties, the non-prevailing party shall pay the attorney fees, costs and expenses of the prevailing party.

                  (h) Any controversy, claim or dispute arising out of or relating to this Agreement or breach thereof including, but not limited to, determination of reasonableness as provided for under paragraph 6(g) herein, will be settled by final, binding and nonappealable arbitration (excluding, however, any dispute, controversy or claim arising out of Sections 4 or 5 but only to the extent not specifically made subject to arbitration by Section 9 hereof) in Jersey City, New Jersey by three arbitrators. Except as otherwise expressly provided in this subsection (h), the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. The Company shall appoint one of the arbitrators. The Executive shall also appoint one of the arbitrators. And, finally, the first two arbitrators shall appoint the third. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the Association shall appoint the third. All expenses of such arbitration, including fees and expenses of counsel, shall be borne by the Company unless the arbitrators determine that the Executive's position was overall frivolous or otherwise taken in bad faith, in which case the arbitrators may determine that the Executive shall bear his own legal fees.




         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         AMERITRADE HOLDING CORPORATION


                         By:   /s/ Joseph H. Moglia
                               ------------------------------------
                               Chief Executive Officer


                         Agreed and Accepted:

                         /s/ Michael Feigeles
                         ------------------------------------------
                         Michael Feigeles

                         ------------------------------------------
                         Street

                         ------------------------------------------
                         City, State and Zip Code







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